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                AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM
                             REINSURANCE AGREEMENT

                                    between

                  HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
                                 (NAIC # 71153)
                               (FID # 39-1052598)

                                      and

                          REVIOS REINSURANCE U.S. INC.
               (FORMERLY GERLING GLOBAL LIFE REINSURANCE COMPANY)
                                 (NAIC # 87017)
                               (FID # 62-1003368)

                           Effective: January 1, 2002

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                                    ARTICLES

I.      Parties to the Agreement                                          3
II.     Reinsurance Coverage                                              3
III.    Liability                                                         5
IV.     Notification of Reinsurance                                       6
V.      Reinsurance Premiums                                              6
VI.     Reserves                                                          8
VII.    Oversights                                                        9
VIII.   Reductions, Terminations, and Changes                             9
IX.     Increase in Retention                                            11
X.      Reinstatement                                                    11
XI.     Expenses                                                         12
XII.    Claims                                                           12
XIII.   Extra-Contractual Damages                                        15
XIV.    Inspection of Records                                            15
XV.     DAC Tax - Section 1.848-2 (g)(8) Election                        15
XVI.    Insolvency                                                       16
XVII.   Offset                                                           17
XVII.   Arbitration                                                      17
XIX.    Termination                                                      19
XX.     General Provisions                                               19
XXI.    Confidentiality                                                  21
XXII.   Notices and Communications                                       21
XXII.   Effective Date                                                   22
XXIV.   Execution                                                        22

                                   SCHEDULES

A.      Plans Covered under This Agreement                               23
B.      Basis of Reinsurance                                             25

                                    EXHIBITS

I.      Reinsurance Premium Calculation                                  26
II.     Retention, Binding, and Issue Limits                             27
III.    LS Limits & Retention -- LS Worksheet                            28
IV.     Benny Program                                                    29
V.      Director's Charitable Award Program (DCAP)                       30
VI.     Annual per 1000 YRT Reinsurance Rates                            32

ALL SCHEDULES AND EXHIBITS ATTACHED WILL BE CONSIDERED PART OF THIS REINSURANCE AGREEMENT.

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                                   ARTICLE I
                            PARTIES TO THE AGREEMENT

This Agreement is between Hartford Life and Annuity Insurance Company (referred to as the Ceding Company), and Revios Reinsurance U.S. Inc (referred to as the Reinsurer).

The acceptance of risks under this Agreement will create no right or legal relationship between the Reinsurer and the insured owner or beneficiary of any insurance policy or contract of the Ceding Company. This Agreement will be binding upon the Ceding Company and the Reinsurer and their respective successors and assignees.

                                   ARTICLE II
                              REINSURANCE COVERAGE

Reinsurance under this Agreement will apply to insurance issued by the Ceding Company on the Plans of Insurance shown in Schedule A. Such Plans of Insurance shall be reinsured with the Reinsurer on an automatic basis, subject to the requirements set forth in Section A below, or on a facultative basis, subject to the requirements set forth in Section B below, or on a facultative obligatory basis, subject to the requirements set forth in Section C below. The specifications for all reinsurance under this Agreement are provided in Schedule B.

A.  Requirements for Automatic Reinsurance

For risks which meet the requirements for Automatic Reinsurance as set forth below, the Reinsurer will participate in a reinsurance pool whereby the Reinsurer will automatically reinsure a portion of the insurance risks as indicated in Schedule B. The requirements for Automatic Reinsurance are as follows:

1. Each life must be a resident of the United States or Canada at the time of application.

2. Each life must be underwritten according to the Ceding Company's standard underwriting practices and guidelines. Any and all modifications to the Ceding Company's underwriting practices and guidelines that impact the reinsurance under this Agreement, will be as stringent as those in place at the time of entering into this Agreement, unless agreed upon by the Reinsurer. The Reinsurer reserves the right to terminate this Agreement for new business after discussion with the Ceding Company and (90) ninety days written notice if it deems such modifications to be less conservative than those previously in place. Any life falling into the category of special underwriting programs will be excluded from this Agreement unless previously agreed to by the Reinsurer via a written amendment.

3. Any risk offered on a facultative basis other than for size by the Ceding Company to the Reinsurer or any other company will not qualify for Automatic Reinsurance under this Agreement for the same risk and same life.

4.  The minimum issue age will be 18 and the maximum issue age will be 90.

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5.  As shown in Exhibits II and III, the mortality rating on each life must not exceed Table P. However, one life may be uninsurable if the other life meets the preceding requirements.

6. The total face amount of insurance for the Plans of Insurance in Schedule A to be reinsured on an automatic basis must not exceed the Automatic Issue Limits and Automatic Binding Limits in Exhibits II and III.

7. The total amount of insurance issued and applied for in all companies on each risk must not exceed the jumbo limits as stated in Exhibits II and III.

8. The Ceding Company shall retain its maximum limit of retention for the age and risk classification of each life, as shown in Exhibits II and III, either on previous insurance or insurance currently applied for.

B.  Requirements for Facultative Reinsurance

1. If the requirements for Automatic Reinsurance are met, but the Ceding Company prefers to apply for Facultative Reinsurance with the Reinsurer, or if the requirements for Automatic Reinsurance are not met and the Ceding Company applies for Facultative Reinsurance with the Reinsurer, then prior to issue the Ceding Company must submit to the Reinsurer all the documents, facsimiles, or sufficient evidence agreed upon between the Ceding Company and the Reinsurer relating to the insurability of each life for Facultative Reinsurance.

2.

       a. For applications for Facultative Reinsurance, the Ceding Company will send copies of all of the papers or facsimiles relating to the insurability of each life to the Reinsurer, with the exception of situations where one life is uninsurable. In those situations, only the papers or facsimiles on the insurable life will be sent. After the Reinsurer has examined the request, the Reinsurer will promptly notify the Ceding Company of the underwriting offer subject to additional requirements or the final underwriting offer. The final underwriting offer on the risk will automatically terminate upon the earlier of the withdrawal of the application or 120 days from the date of the final offer, unless coverage is accepted or put in place earlier.

       b. For applications for Facultative Reinsurance other than for size (i.e., facultative for medical reasons), the Ceding Company will send copies of all of the papers or facsimiles relating to the insurability of each life to the Reinsurer, with the exception of situations where one life is standard or preferred, only the papers or facsimiles on the non-standard or non-preferred life will be sent. After the Reinsurer has examined the request, the Reinsurer will promptly notify the Ceding Company of the underwriting offer subject to additional requirements or the final underwriting offer. The final underwriting offer on the risk will automatically terminate upon the earlier of the withdrawal of the application or 120 days from the date of the final offer, unless coverage is accepted or put in place earlier.

3. Notwithstanding the above, if the requirements for Automatic Reinsurance are met except that the face amount of reinsurance applied for is greater than the

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Automatic Issue Limit, but does not exceed the Automatic Processing Limit, then the Ceding Company will submit to the Lead Reinsurer (as designated in Schedule
B) all papers relating to the insurability of each life. The Lead Reinsurer shall review the papers to determine if the risk should be reinsured by the pool, and, if so, on what basis. The Lead Reinsurer shall provide the Ceding Company with a response within 24 hours of receipt of the papers. Approval of the Lead Reinsurer shall be binding on all other pool members. This process shall be known as Automatic Processing and subject to the limitations in Exhibits II and III.

C.  Requirements for Facultative Obligatory Reinsurance

The Reinsurer agrees to a facultative obligatory arrangement whereby the Ceding Company may cede a risk to the Reinsurer and the Reinsurer agrees to accept the risk using the Ceding Company's underwriting evaluation, subject to the following conditions:

1. The requirements for Automatic Reinsurance specified in Article II must be met with one exception. This exception is that the total amount of insurance issued and applied for in all companies on each risk has exceeded the jumbo limits set forth in Exhibits II and III.

2. The arrangement is available on all policy forms covered under this Reinsurance Agreement.

3. The ceded risk is subject to the Facultative Obligatory Automatic Binding Limits and the Facultative Obligatory Automatic Issue Limits, as stated in Exhibits II and III. However, to the extent that the Reinsurer has already filled its available capacity on the risk, the Reinsurer may reduce the provided capacity by notifying the Ceding Company. In addition, the Reinsurer may choose to provide Facultative Obligatory capacity greater than as specified in Schedule B.

4.  The Reinsurer will have a reasonable amount of time, but not to exceed two
(2) business days, to respond to the Ceding Company's request for a Facultative Obligatory risk.

D.  Basis of Reinsurance

Reinsurance under this Agreement will be on the basis as stated in Schedule B.

E.  Policy Forms

When requested, the Ceding Company will furnish the Reinsurer with a copy of each policy, rider, rate book, and applicable sales or marketing material that applies to the life insurance reinsured hereunder.

                                  ARTICLE III
                                   LIABILITY

A. the Reinsurer's liability for Automatic and Facultative Obligatory Reinsurance will begin simultaneously with the Ceding Company's liability.

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B.  The Reinsurer's liability for Facultative Reinsurance coverage will begin simultaneously with the Ceding Company's liability once the Reinsurer has accepted the application for Facultative Reinsurance and the Ceding Company has accepted the offer.

C. In no event shall the reinsurance be in force and binding if the issuance and delivery of such insurance constituted the doing of business in a jurisdiction in which the Ceding Company was not properly licensed.

D. The Reinsurer's liability for reinsurance on each risk will terminate when the Ceding Company's liability terminates.

E. The Reinsurer will not be liable for benefits paid under the Ceding Company's conditional receipt or temporary insurance agreement unless all the conditions for the conditional receipt or temporary insurance agreement are met. The Reinsurer's liability under the Ceding Company's conditional receipt or temporary insurance agreement is limited to the lesser of (1) or (2) below:

1. The Automatic Binding limits with the Reinsurer shown in Exhibits II and III, or

2. The amount for which the Ceding Company is liable, less its retention shown in Exhibits II and III

The pre-issue liability applies provided that the Ceding Company has followed its normal cash-with-application procedures for such coverage. After a policy has been issued, no reinsurance benefits are payable under this pre-issue coverage provision.

F. The liability of each pool member shall be separate and not joint with the other pool members.

G. The Reinsurer shall establish reserves on the Reinsurer's portion of the policy on the reserve basis specified in Article VI.

                                   ARTICLE IV
                          NOTIFICATION OF REINSURANCE

A. For Automatic and Facultative Reinsurance, the Ceding Company will notify the Reinsurer on the monthly statement as described in Article V.

B. When reinsurance is reduced or changed, the Ceding Company will notify the Reinsurer on the monthly accounting statement.

                                   ARTICLE V
                              REINSURANCE PREMIUMS

A.  Computation

Premiums for reinsurance under this Agreement will be computed as described in
Exhibit I.

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B.  Premium Accounting

1.  Payment of Reinsurance Premiums

For Automatic and Facultative Reinsurance, following the close of each calendar month, the Ceding Company will send the Reinsurer a statement and a listing of new business, changes, and terminations. The Reinsurer will refund to the Ceding Company all unearned Annual YRT Reinsurance Premiums not including policy fees, less applicable allowances, arising from reductions, terminations and changes as described in Article VIII.

Annual YRT Reinsurance Premiums, as calculated in Exhibit I, based on the Reinsured Net Amount at Risk, as defined in Schedule B, are paid annual in advance each month for those policies renewing during that month. If a net reinsurance premium balance is payable to the Reinsurer, the Ceding Company will forward this balance within (30) thirty days after the close of each month.

If a net reinsurance premium balance is payable to the Ceding Company, the balance due will be subtracted from the reinsurance premium payable by the Ceding Company for the current month. The Reinsurer shall pay any remaining balance due the Ceding Company within (30) thirty days after the Ceding Company submits the statement.

2.  Termination Because of Non-Payment of Premium

If undisputed reinsurance premiums are delinquent, the Reinsurer has the right to terminate the reinsurance risks on those policies listed on the delinquent monthly statement by giving the Ceding Company (90) ninety days' advance written notice. If the delinquent premiums have not been paid as of the close of the
(90) ninety-day period, the Reinsurer's liability will terminate for the risks described in the delinquency notice.

Regardless of the termination, the Ceding Company will continue to be liable to the Reinsurer for all unpaid reinsurance premiums earned up to the date of termination.

3.  Reinstatement of a Delinquent Statement

Subject to the approval of the Reinsurer, the Ceding Company may reinstate the terminated risks within (60) sixty days after the effective date of termination by paying the unpaid reinsurance premiums for the risks in force prior to the termination. However, the Reinsurer will not be liable for any claim incurred between the date of termination and reinstatement. The effective date of reinstatement will be the date the required back premiums are received.

4.  Currency

The reinsurance premiums and benefits payable under this Agreement will be payable in the lawful money of the United States.

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5.  Detailed Listing

Before the end of the first quarter, the Ceding Company will send the Reinsurer a detailed listing of all reinsurance in force as of the close of the immediately preceding calendar year.

6.  Guaranteed Rates

Although the Reinsurer anticipates continuing to accept reinsurance premiums at the current level, the Reinsurer reserves the right to increase the reinsurance premiums but only when the Ceding Company increases the cost of insurance rates to the policy owner. The increase to the reinsurance premium on a given policy shall be no more than proportional to the increase to the policy owners' cost of insurance rates.

7.  Overpayment of Premium

If the Ceding Company overpays a reinsurance premium and the Reinsurer accepts the overpayment, the Reinsurer's acceptance will not constitute nor create a reinsurance liability nor result in any additional reinsurance. Instead, the Reinsurer will be liable to the Ceding Company for a credit in the amount of the overpayment.

8.  Underpayment of Premium

If the Ceding Company fails to make a full premium payment for a policy or policies reinsured hereunder, due to an oversight defined in Article VII, the amount of reinsurance coverage provided by the Reinsurer shall not be reduced. However, once the underpayment is discovered, the Ceding Company will be required to pay to the Reinsurer the difference between the full premium amount and the amount actually paid, without interest. If payment or the full premium is not made within (60) sixty days after the discovery of the underpayment, the underpayment shall be treated as a failure to pay premiums and subject to the conditions of Section B.2, above.

9.  Reporting

The Ceding Company will provide the Reinsurer the following reports monthly in an electronic format:

Billing Statement
In force Exhibit
Policy Exhibit.

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                                   ARTICLE VI
                                    RESERVES

A.  Statutory Reserves for the Mortality Risk of the Policy

B.  Representations

The Reinsurer represents to the Ceding Company that the Reinsurer is properly licensed or accredited so that the Ceding Company may claim statutory reserve credit on its financial statements filed in all states in which the Ceding Company is licensed to transact insurance business. In the event that as a result of a change in the Reinsurer's licensing or accreditation status, the Ceding Company must obtain security for statutory reserve credits taken with respect to this reinsurance agreement, the Reinsurer will establish a trust or letter of credit in a form which meets all applicable standards or law and regulation to enable the Ceding Company to claim such reserve credit on its statutory statements. The Reinsurer will bear the expense of establishing any trusts or letter of credit with respect to this provision.

                                  ARTICLE VII
                                   OVERSIGHTS

If there is an unintentional oversight, misunderstanding, delay or error in the administration of this Agreement by the Ceding Company or the Reinsurer, it can be corrected provided the correction takes place within a reasonable time after the oversight, misunderstanding, delay, or error is first discovered. Both the Ceding Company and the Reinsurer will be restored to the position they would have occupied had the oversight or misunderstanding not occurred. Should it not be possible to restore both parties to such a position, the Ceding Company and the Reinsurer shall negotiate in good faith to equitably apportion any resulting liabilities and expenses.

                                  ARTICLE VIII
                      REDUCTIONS, TERMINATIONS AND CHANGES

A.  Replacement or Change

If there is a contractual change, the insurance will continue to be reinsured with the Reinsurer at joint life point-in-scale rates.

Exchanges from one last survivor plan reinsured under this Agreement to a different last survivor plan reinsured under this Agreement will be reinsured at joint life point-in-scale rates. Exchanges from one last survivor plan reinsured under this Agreement with the Last Survivor Exchange Option Rider (24) or Twenty Four Month Exchange Rider to two single life plans will be reinsured at single life point-in-scale rates. An exchange is a new policy replacing an existing policy where the new policy is not fully underwritten.

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B.  Increases or Decreases

1. If the policy face amount of a risk reinsured automatically under this Agreement increases and:

       a. The increase is subject to new underwriting evidence, then the provisions of Article II, Section A, shall apply to the increase in reinsurance.

       b. The increase is not subject to new underwriting evidence, the Reinsurer will accept the increase in reinsurance at point-in-scale rates but not to exceed the Automatic Binding Limit.

2. If the policy face amount increases, the Ceding Company's retention will be filled first, and then any remaining risk of the increase will be ceded to the Reinsurer as of the effective date of the increase. If the policy face amount is reduced, the reinsurance will be reduced first, thereby maintaining the Ceding Company's retention.

3. In the event of a reduction in the face amount of a policy, which was ceded facultatively, the Reinsurer's percentage of the reduced face amount shall be the same percentage as set at issue.

4. A request to increase the face amount of policies that are reinsured on a facultative basis will be submitted to the Reinsurer for acceptance.

C.  Reduction in Retained Coverage

If any portion of the aggregate insurance retained by the Ceding Company on a risk reduces or terminates, the Ceding Company will recalculate its retention on any remaining risk(s) inforce with the intent of holding the appropriate retention under each applicable reinsurance agreement.

The retention limit, which was in effect at the time that each remaining risk was issued, will be used. The Ceding Company will not be required to retain an amount in excess of its regular retention limit for the age, mortality rating, and risk classification at the time of issue for any policy. The Ceding Company will first recalculate the retention on the policy(ies) having the same mortality rating as the terminated policy(ies). Order of recalculation will secondarily be determined by policy effective date, oldest first.

D.  Multiple Reinsurers

If a risk is shared by more than one reinsurer, the Reinsurer's percentage of any increased or reduced reinsurance will be the same as its initial percentage of the reinsurance for that risk.

E.  Termination

If the policy for a risk reinsured under this Agreement is terminated, the reinsurance for the risk involved will be terminated on the effective date of termination.

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F.  Mortality Rating

On Facultative Reinsurance, if the Ceding Company wishes to reduce the mortality rating, this reduction will be subject to the Reinsurer's approval. On Automatic Reinsurance, if the Ceding Company wishes to reduce the mortality rating, the Reinsurer will accept this reduction.

                                   ARTICLE IX
                             INCREASE IN RETENTION

A. If the Ceding Company should increase the retention limits as listed in Exhibits II and III, prompt written notice of the increase must be given to the Reinsurer.

B. In the event of an increase in retention, the Ceding Company will have the option of recapturing the reinsurance up to the increased retention under this Agreement. The Ceding Company may exercise its option to recapture by giving written notice to the Reinsurer within (90) ninety days after the effective date of the increase.

C.  If the Ceding Company exercises its option to recapture, then:

1. The Ceding Company must reduce the reinsurance on each risk on which the Ceding Company retained the maximum retention limit for the age and mortality rating that was in effect at the time the reinsurance was ceded to the Reinsurer.

2. No recapture will be made to reinsurance on a risk if (a) the Ceding Company retained a special retention limit less than the maximum retention limit for the age and mortality rating in effect at the time the reinsurance was ceded to the Reinsurer, or if (b) the Ceding Company did not retain insurance on the risk.

3. The Ceding Company must increase its total amount of insurance on a risk up to the new retention limit by reducing the reinsurance. If a risk is shared by more than one reinsurer, the Reinsurer's percentage of the reduced reinsurance will be the same as the initial reinsurance on the risk.

4. The reduction in reinsurance will become effective on the next annual premium anniversary after the individual policy has been inforce for at least ten (10) years.

5. If more than one policy per life is eligible for recapture, then the eligible policies may be recaptured beginning with the policy with the earliest issue date and continuing in chronological order according to the remaining policies' issue dates.

                                   ARTICLE X
                                 REINSTATEMENT

If an insurance policy lapses for nonpayment of premium and is reinstated under the Ceding Company's terms and rules, the Reinsurer will reinstate the reinsurance as follows:

A.  Automatic Cases

The Ceding Company must pay the Reinsurer all back reinsurance premiums in the

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same manner as the Ceding Company received insurance charges under the policy.
When the policy is reinstated by the Ceding Company, the reinsurance will be automatically reinstated.

B.  Facultative Cases

If the Ceding Company requires reinstatement evidence of insurability, the Ceding Company will submit it to the Reinsurer for approval. In such cases, the Reinsurer's approval is required for the reinsurance to be reinstated. Upon the Reinsurer's approval, the Ceding Company must pay the Reinsurer all back reinsurance premiums in the same manner as the Ceding Company received insurance premium under the policy.

C.  Nonforfeiture Reinsurance Termination

If the Ceding Company has been requested to reinstate a policy that was reinsured while on extended term or reduced paid-up, then such reinsurance will terminate and either automatic or facultative reinstatement procedures will be followed as outlined above in this Article.

                                   ARTICLE XI
                                    EXPENSES

The Ceding Company must pay the expense of all medical examinations, inspection fees and other charges in connection with the issuance of the insurance.

                                  ARTICLE XII
                                     CLAIMS

A.  Liability

If the Ceding Company is liable for insurance benefits on a policy reinsured under this Agreement, the Reinsurer shall be liable for its portion of the reinsurance on that policy, as described in Schedule B. All reinsurance claim settlements will be subject to the terms and conditions of the particular contract and statutory requirements under which the Ceding Company is liable.

B.  Notification

When the Ceding Company is advised of a claim, the Reinsurer must be notified promptly.

C.  Claim Payment

1.  Automatic Reinsurance on a Risk

The Ceding Company agrees to notify the Reinsurer of all changes involving its claim practices or philosophy. The Ceding Company affirms that the claims practices it employs are consistent with the customary and usual practices of the insurance industry.

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If a claim is made under insurance reinsured under this Agreement, the Reinsurer will abide by the issue as it is settled by the Ceding Company. Copies of proofs or other written matters relating to any claim reimbursements under this Agreement shall be furnished to the Reinsurer. The Reinsurer will pay the Ceding Company the reinsurance proceeds within (15) fifteen days of final notification of the Ceding Company making the settlement of the policy proceeds. The Ceding Company will deliver a copy of the proof of death, check copy or proof of payment, claimant's statement and any other documents that the Ceding Company believes may have a bearing on the claim or proceedings to the Reinsurer.

2.  Facultative Reinsurance on a Risk

If a claim is made on a risk reinsured facultatively under this Agreement, the Ceding Company shall submit to the Reinsurer all relevant and/or requested documents and papers related to the claim along with the Ceding Company's recommendation. The Ceding Company shall then wait (5) five days from the date of mailing during which time the Reinsurer shall have the opportunity to advise the Ceding Company of its consent or disagreement with the recommendation. In the event the Reinsurer does not contact the Ceding Company within the (5) five-day period, the Reinsurer shall be deemed to have approved the recommendation and the Ceding Company shall be authorized to act accordingly. The Reinsurer will pay the Ceding Company the reinsurance proceeds when the Ceding Company makes the settlement of the policy proceeds and delivers proof of payment to the Reinsurer.

3.  Payment of Reinsurance Proceeds

Payment of life reinsurance proceeds will be made in a single sum regardless of the Ceding Company's mode of settlement with the payee. The Reinsurer shall reimburse the Ceding Company for its share of any interest paid on claims by the Ceding Company. Participation in accrued interest by the Reinsurer shall be paid in accordance with the applicable state statutory regulations.

4.  Recapture due to Delinquent Claim Payments

Policies reinsured under this Agreement may be eligible for recapture if the Reinsurer is delinquent on an undisputed net valid claim amount due to the Ceding Company and the Ceding Company has given the Reinsurer ninety (90) days written notice of its intent to recapture and the Reinsurer has failed to pay the net amount due by the end of the ninety (90) day notice period.

D.  Contested Claims

The Ceding Company must promptly notify the Reinsurer of any intent to contest a claim reinsured under this Agreement or to assert defenses, and if the Ceding Company's contest of such insurance results in the increase or reduction of liability, the Reinsurer will share in this increase or reduction. The Reinsurer's share of the increase or decrease shall be proportional to their share of the Total Net Amount at Risk, as defined in Schedule B, on the date of the death of the last insured.

If the Reinsurer should decline to participate in the contest or assertion of defenses, the

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Reinsurer will then release all of its liability by paying the Ceding Company the full amount of reinsurance and not sharing in any subsequent increase or reduction in liability.

All matters with respect to this Agreement require the utmost good faith of both parties. The Ceding Company agrees to act in accordance with its standard practices applicable to all claims in enforcing the terms and conditions of the policies and with respect to the administration, negotiation, payment, denial or settlement of any claim or legal proceedings. The Ceding Company's decision to pay a claim must be in accordance with their contractual liability, the terms and conditions of the Agreement, and their written claims procedures and guidelines.

E.  Misstatement of Age or Sex

If the amount of insurance provided by the policy or policies reinsured under this Agreement is increased or reduced because of misstatement of age or sex established after the death of the last insured, the Reinsurer will share with the Ceding Company in this increase or reduction.

F.  Routine Expenses

The Ceding Company will pay the routine expenses incurred in connection with settling claims. These expenses may include compensation of agents and employees and the cost of routine investigations.

G.  Non-Routine Expenses

The Reinsurer will share with the Ceding Company all expenses that are not routine. Expenses that are not routine are those directly incurred in connection with the contest or the possibility of a contest of a claim or the assertion of defenses, including legal expenses. The expenses will be shared in proportion to the Total Net Amount at Risk, as defined in Schedule B, for the Ceding Company and the Reinsurer. However, if the Reinsurer has released the liability under Section D of this Article, the Reinsurer will not share in any expenses incurred after the date of the Reinsurer's release.

H.  Return of Premium for Misrepresentations and Suicides

If a misrepresentation on an application or a death of an insured risk by suicide results in the Ceding Company returning the policy premiums to the policy owner rather than paying the policy benefits, the Reinsurer will refund all of the reinsurance premiums it received on that policy to the Ceding Company. This refund given by the Reinsurer will be in lieu of all other reinsurance benefits payable on that policy under this Agreement.

I.  Contestable Period

If the Ceding Company is notified of the death of the first joint insured during the contestable period, the Ceding Company will investigate the case if, at original underwriting that insured was determined to be an insurable risk.

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
                                  ARTICLE XIII
                           EXTRA-CONTRACTUAL DAMAGES

In no event will the Reinsurer have any liability for any extra-contractual damages, which are awarded against the Ceding Company as a result of acts, omissions, or course of conduct committed solely by the Ceding Company, its agents or representatives, with no involvement of the Reinsurer in connection with the insurance reinsured under this Agreement.

The Reinsurer will, however, pay its share of punitive and/or compensatory damages and/or statutory penalties awarded against the Ceding Company in connection with benefits reinsured under this Agreement if the Reinsurer agreed to the act or course of conduct of the Ceding Company that resulted in the assessment of such damages.

The Reinsurer does recognize that circumstances may arise under which the Reinsurer, in equity, should share, to the extent permitted by law, in paying certain assessed damages. Such circumstances are difficult to define in advance, but by example may involve those situations in which the Reinsurer was an active party in the act, omission, or course of conduct that ultimately results in the assessment of such damages. The extent of such sharing is dependent on good faith assessment of culpability in each case, but all factors being equal, the division of any such assessment would be in the proportion of Total Net Amount at Risk (as defined in Schedule B) accepted by each party for the plan of insurance involved.

                                  ARTICLE XIV
                             INSPECTION OF RECORDS

Each party or their authorized representatives will have the right, at any reasonable time and upon reasonable notice, to inspect the other party's books and documents that relate to reinsurance under this Agreement.

                                   ARTICLE XV
                                    DAC TAX
                        SECTION 1.848-2(g) (8) ELECTION

A. The Ceding Company and the Reinsurer jointly agree to the DAC Tax Election pursuant to Section 1.848-2(g)(8) of the Income Tax Regulations (the "Treasury Regulations") issued under Section 848 of the Internal Revenue Code of 1986, as amended (the "Code") whereby:

(i) The party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Code section 848(c)(1); and

(ii) Both parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency.

B. As used in this Article XV, the terms "net positive consideration", "specified policy acquisition expenses" and "general deductions limitation" are defined by reference to Treasury Regulations Section 1.848-2 and Code Section 848 as of January 1, 2002.

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

Also used in this Article, the term "party" refers to either the Ceding Company or the Reinsurer, as appropriate.

C. The method and timing of the exchange of this information shall be as follows:

(i) The Ceding Company shall submit a schedule to the Reinsurer by May 1 of each year of its calculation of the net consideration for the preceding calendar year.

(ii) The Reinsurer shall, in turn, complete the schedule by indicating acceptance of the Ceding Company's calculation of net consideration or shall note in writing any discrepancies. The Reinsurer shall return the completed schedule to the Ceding Company by June 1 of each year.

(iii) If there are any discrepancies between the Ceding Company's and the Reinsurer's calculation of net consideration, the parties shall act in good faith to resolve these discrepancies in a manner that is acceptable to both parties by July 1 of each year.

(iv) Each party shall attach the final schedule to their respective U.S. federal income tax returns for each taxable year in which consideration is transferred under this Agreement. The schedule shall identify this Agreement and restate the election described in this Article XV and shall be signed by both parties.

D. This DAC Tax Election shall be effective on the effective date of this Agreement and shall be effective for all years for which this Agreement remains in effect.

E. The Ceding Company and the Reinsurer each represent and warrant that they are subject to U.S. taxation under either the provisions of Subchapter L of Chapter 1 or Subpart F of Part lll of Subchapter N of Chapter 1 of the Code.

F. Should the Reinsurer breach the representation and warranty of tax status set forth in this Article of this Agreement, the Reinsurer agrees to indemnify and hold the Ceding Company, its directors, officers, employees, agents, and shareholders harmless from any liability and all liability, loss, damages, fines, penalties, interest, and reasonable attorney's fees, which the Ceding Company, its directors, officers, employees, agents, and shareholders may sustain by reason of such breach.

                                  ARTICLE XVI
                                   INSOLVENCY

A.  Insolvency of the Reinsurer

If the Reinsurer becomes insolvent as determined by the Regulatory Agency responsible for such determination, amounts due the Reinsurer will be paid net of the terms of this Agreement and directly to the liquidator, receiver, or statutory successor without decrease. In addition, upon the Reinsurer's insolvency, the Ceding Company may cancel this Agreement for future new business as described in Article XIX. All reinsurance ceded under this Agreement may be recaptured by the Ceding Company as of the date the Reinsurer fails to meet its obligations to pay valid claims under this Agreement.

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
B.  Insolvency of the Ceding Company

If the Ceding Company should become insolvent, as determined by the Regulatory Agency responsible for such determination, all reinsurance under this Agreement will be payable by the Reinsurer directly to the Ceding Company's liquidator, receiver or statutory successor, on the basis of the liability of the Ceding Company under the policy or policies reinsured and without diminution because of the insolvency of the Ceding Company. However, in the event of such insolvency, the liquidator, receiver, or statutory successor will give written notice of a pending claim against the Ceding Company on the reinsured policy. It will do so within a reasonable time after the claim is filed in the insolvency proceedings. During the pendency of such a claim, the Reinsurer may investigate the claim and may, at its own expense, interpose any defense or defenses, which it may deem available to the insolvent Ceding Company, its liquidator, receiver, or statutory successor, in the proceedings where the claim is to be adjudicated.

The expense thus incurred by the Reinsurer will be chargeable against the insolvent Ceding Company, subject to court approval, as part of the expense of liquidation to the extent of a proportionate share of the benefit, which may accrue to the insolvent Ceding Company solely as a result of the defense undertaken by the Reinsurer.

Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to the claim, the expense will be apportioned in accord with the terms of the reinsurance agreement as though the expense had been incurred by the insolvent Ceding Company.

                                  ARTICLE XVII
                                     OFFSET

Any undisputed debts or credits, matured or unmatured, liquidated or unliquidated, regardless of when they arose or were incurred, in favor of or against either the Ceding Company or the Reinsurer with respect to this Agreement, shall be offset, and only the balance shall be allowed or paid. In the event the Ceding Company becomes insolvent, offsets shall be allowed in accordance with applicable law.

                                 ARTICLE XVIII
                                  ARBITRATION

The Ceding Company and the Reinsurer mutually understand and agree that the wording and interpretation of this Agreement is based on the usual customs and practice of the insurance and reinsurance industry. While both the Ceding Company and the Reinsurer agree to act in good faith in its dealings with each other, it is understood and recognized that situations may arise in which they cannot reach an agreement.

In the event that any dispute cannot be resolved to mutual satisfaction, the dispute will first be subject to good-faith negotiation as described below in an attempt to resolve the dispute without the need to institute formal arbitration proceedings.

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Within (10) ten days after one of the parties has given the other the first written notification of the specific dispute, each of the parties will appoint a designated officer to attempt to resolve the dispute. The officers will meet at a mutually agreeable location as early as possible and as often as necessary, in order to gather and furnish the other with all appropriate and relevant information concerning the dispute. The officers will discuss the problem and will negotiate in good faith without the necessity of any formal arbitration proceedings. During the negotiation process, all reasonable requests made by one officer to the other for information will be honored. The designated officers will decide the specific format for such discussions.

If the officers cannot resolve the dispute within (30) thirty days of their first meeting, both parties agree that they will submit the dispute to formal arbitration. However, the parties may agree in writing to extend the negotiation period for an additional (30) thirty days.

No later than (15) fifteen days after the final negotiation meeting, the officers taking part in the negotiation will give both the Ceding Company and the Reinsurer written confirmation that they are unable to resolve the dispute and that they recommend establishment of formal arbitration.

An arbitration panel consisting of (3) three past or present officers of life insurance or life reinsurance companies not affiliated with either of the parties in any way will settle the dispute. Each party will appoint one arbitrator and the two will select a third. If the two arbitrators cannot agree on the choice of a third within (30) thirty days following their appointment, each arbitrator shall nominate three candidates within (10) ten days thereafter, two of whom the other shall decline, and the decision shall be made by drawing lots.

The Ceding Company and the Reinsurer shall bear the expense of its own arbitrator and shall jointly bear with the other the expense of the third arbitrator. In the absence of a decision to the contrary by the arbitration panel, the Ceding Company and the Reinsurer shall jointly share in all other costs of the arbitration.

The arbitration proceedings will be conducted according to the Commercial Arbitration Rules of ARIAS-US, which are in effect at the time the arbitration begins.

The arbitration will take place in Hartford, Connecticut unless the parties mutually agree otherwise.

Within (60) sixty days after the beginning of the arbitration proceedings the arbitrators will issue a written decision on the dispute and a statement of any award to be paid as a result. The decision will be based on the terms and conditions of this Agreement as well as the usual customs and practices of the insurance and reinsurance industry, rather than on strict interpretation of the law. The decision will be final and binding on both the Ceding Company and the Reinsurer and there will be no further appeal.

The parties may mutually agree to extend any of the negotiation or arbitration periods shown in this Article.

Unless otherwise decided by the arbitrators, the parties will share in their proportion of all expenses resulting from the arbitration, including the fees and expenses for the arbitrators, except that each party will be responsible for its own attorneys' fees.

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
                                  ARTICLE XIX
                                  TERMINATION

A. The Ceding Company and the Reinsurer may terminate this Agreement as it applies to the new business of each by giving (90) ninety days' written notice of termination. The day the notice is deposited in the mail addressed to the Home Office, or to an Officer of each party, will be the first day of the (90) ninety-day period. In addition, this Agreement may be terminated immediately for the acceptance of new reinsurance by either party if one of the parties becomes insolvent as described in Article XVI.

B. During the (90) ninety-day period, this Agreement will continue to be in force between the terminating parties.

C. After termination, the terminating parties shall remain liable under the terms of this Agreement for all Automatic and Facultative Reinsurance that becomes effective prior to termination of this Agreement. After termination, the Reinsurer shall be liable for all Automatic and Facultative Reinsurance that has an application date on or before the effective date of the termination.

                                   ARTICLE XX
                               GENERAL PROVISIONS

A.  Entire Contract

This Agreement with any attached Schedules and Exhibits shall constitute the entire contract between the parties with respect to the business being reinsured hereunder and there are no understandings between the parties other than as expressed herein.

B.  Modifications

Any modification or change to the provisions of this Agreement shall be null and void unless set forth in a written amendment to the Agreement which is signed by all parties to the amendment.

C.  Severability

In the event that any provision or term of this Agreement shall be held by any court, arbitrator, or administrative agency to be invalid, illegal or unenforceable, all of the other terms and provisions shall remain in full force and effect to the extent that their continuance is practicable and consistent with the original intent of the parties. In addition, if any provision or term is held invalid, illegal or unenforceable, the parties will attempt in good faith to renegotiate the Agreement to carry out the original intent of the parties.

D.  Survival

All provisions of this Agreement shall survive its termination to the extent necessary to carry out the purposes of this Agreement or to ascertain and enforce the parties' rights or obligations hereunder existing at the time of termination.

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

E.  Non-Waiver

No waiver by either party of any violation or default by the other party in the performance of any promise, term or condition of this Agreement shall be construed to be a waiver by such party of any other or subsequent default in performance of the same or any other promise, term or condition of this Agreement. No prior transactions or dealings between the parties shall be deemed to establish any custom or usage waiving or modifying any provision hereof. The failure of either party to enforce any part of this Agreement shall not constitute a waiver by such party of its right to do so, nor shall it be deemed to be an act of ratification or consent.

F.  Governing Law

This Agreement shall be governed by the laws of the state of Connecticut.

G.  Assignment

Neither party may assign any of its rights, duties or obligations under this Agreement without the prior written consent of the other party.

H.  Counterparts

This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

I.  Force Majeure

Neither party shall be liable for any delay or non-performance of any covenant contained herein nor shall any such delay or non-performance constitute a default hereunder, or give rise to any liability for damages if such delay or non-performance is caused by an event of "force majeure." As used herein, the term "Force Majeure," means an event, explosion, action of the elements, strike or other labor relations problem, restriction or restraint imposed by law, rule or regulation of any public authority, whether federal, state or local, and whether civil or military, act of any military authority, interruption of transportation facilities or any other cause which is beyond the reasonable control of such party and which by the exercise of reasonable diligence such party is unable to prevent. The existence of any event of Force Majeure shall extend the term of performance on the part of such party to complete performance in the exercise of reasonable diligence after the event of Force Majeure has been removed.

J.  No Limitation on Disclosure of Tax Treatment

Notwithstanding anything herein to the contrary, except as reasonably necessary to comply with applicable securities laws, each party to this Agreement (and each employee, representative, or other agent of such party) may consult any tax advisor regarding the U.S. federal income tax treatment or tax structure of the transaction (the "Tax Transaction"), and disclose to any and all persons, without limitation of any kind, the Tax Treatment and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to the Tax Treatment. The permission to disclose the Tax Treatment is limited to any facts relevant to the U.S. federal income Tax Treatment and does not include information relating to the identity of the parties.

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
                                  ARTICLE XXI
                                CONFIDENTIALITY

As used herein, "Confidential Information" means all of the Ceding Company's confidential, proprietary, or trade secret information, including, but not limited to, all information on the Ceding Company's customers and claimants and other information the Ceding Company discloses to the Reinsurer. The term "Confidential Information" does not include any information which (i) at the time of disclosure or thereafter is generally available to and known by the public other than by way of a wrongful disclosure by a party or its Representatives; (ii) was available on a non-confidential basis from a source other than the parties hereto or their Representatives, provided that such source is not and was not bound by a confidentiality agreement with a party hereto; or (iii) was independently developed without violating any obligations under this Agreement and without the use of any Confidential Information.

The Reinsurer shall maintain the confidentiality of the Confidential Information, shall use it only for purposes for which it was disclosed and shall not disclose it to any other person except to employees, agents, and other persons who need to know such Confidential Information to carry out the purposes for which it was disclosed and who agree to maintain the confidentiality of the information provided herein.

                                  ARTICLE XXII
                           NOTICES AND COMMUNICATIONS

All notices and communications under this treaty should be sent to:

If to the Ceding Company:            If to the Reinsurer:

Individual Life Director of          President
Reinsurance
Hartford Life                        Revios Reinsurance U.S. Inc
200 Hopmeadow Street                 480 University Avenue
Simsbury, CT 06089                   Toronto, ONM5G 1V6
                                     Mail delivery: 16thfloor

Copy (which shall not constitute     Copy (which shall not constitute
notice) to:                          notice) to:

Chief Actuary
Hartford Life
200 Hopmeadow St
Simsbury, CT 06089

General Counsel
Hartford Life
200 Hopmeadow St
Simsbury, CT 06089

Notices are deemed received when delivered.

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

                                 ARTICLE XXIII
                                 EFFECTIVE DATE

The provisions of this Agreement shall be effective with respect to policies issued on or after January 1,2002.

                                  ARTICLE XXIV
                                   EXECUTION

REVIOS REINSURANCE U.S. INC.
(FORMERLY GERLING GLOBAL LIFE REINSURANCE COMPANY)

By:     /s/ [ILLEGIBLE]                 Attest: /s/ [ILLEGIBLE]
        ------------------------------          ------------------------------
Title:  Vice President Reinsurance      Title:  Vice President Client Services
        Solutions                               & Technology
Date:   July 22, 2005                   Date:   July 28, 2005

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By:     /s/ Thomas P. Kalmbach          Attest: /s/ Michael J. Roscoe
        ------------------------------          ------------------------------
        Thomas P. Kalmbach, FSA, MAAA           Michael J. Roscoe, FSA, MAAA
        Assistant Vice President                Vice President and Actuary
                                                Individual Life Product
                                                Management
Date:   7/19/2005                       Date:   7/19/2005

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
                                   SCHEDULE A
                       PLANS COVERED UNDER THIS AGREEMENT

TYPE OF BUSINESS      Fully underwritten Last Survivor Plans
                      Single Life Term under the "Benny" Program described in
                      Exhibit IV

PLANS OF INSURANCE                                  GENERAL FORM NO'S.
------------------------------------------------------------------------------------------------------
Last Survivor Universal Life                        HL-14393, HL-A14407, ILA-1011
Last Survivor Variable Life                         HL-14623, ILA-1020
Last Survivor Variable Life II                      LA-1151(98), HL-15441 (98)(NY)
Last Survivor SPVL                                  HL-LSPVL97, ILA-LSPVL97
RIDERS
--------------------------------------------------
Four Year Term Rider                                HL-12933, HL-A12989, ILA-1080
Estate Protection Rider                             HL-14627, ILA-1023
Twenty-four Month Exchange Rider                    HL-12963, ILA-1013
Single Life YRT Life Insurance Rider                HL-14626, ILA-1021, LA-1150(98)
Guaranteed COI Benefit Rider                        LA-1174(00)
Last Survivor Term Rider                            HL-14394
Estate Tax Repeal Rider                             LA-1194(02), HL-15842(02), HL-15843(02)
Last Survivor Exchange Option Rider (24)            LA-10022, LA-1013, HL-14395, HL-14624
Estate Tax Repeal Benefit Rider                     LA-1168(00), LA-1166(00), HL-11503(00)
Mortality and Expense Risk Rates Rider              LA-1198(02),HL-1584(02)

DESCRIPTIONS

[Redacted]

RIDERS WHERE ADDITIONAL PREMIUM IS DUE TO THE REINSURER:

Four Year Term Rider: This rider will pay the term insurance benefit upon receipt of due proof of the Last Surviving Insured's death while the policy and this rider are in force.

Estate Protection Rider: This rider will pay the term insurance benefit upon receipt of due proof of the Last Surviving Insured's death while the policy and this rider are in force.

Single Life YRT Life Insurance Rider: This rider will provide additional term insurance coverage on the life of the named Insured.

Last Survivor Term Rider: This rider provides supplemental last survivor term insurance coverage on the base insureds.

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

                                   SCHEDULE A
                       PLANS COVERED UNDER THIS AGREEMENT

RIDERS THAT ALTER THE POLICY AND IN WHICH NO ADDITIONAL PREMIUM IS PAID TO THE REINSURER.
IF A POLICY HAS THIS RIDER IT IS STILL COVERED UNDER THE AGREEMENT:

Twenty-four Month Exchange Rider: This rider allows the last survivor policy to be exchanged for two individual policies on the life of each of the Insureds, subject to the conditions stated in this rider. For example, this rider can be used in case of divorce.

Estate Tax Repeal Rider: The purpose of this rider is to allow a policy to surrender without surrender charges if the Federal Estate Tax is not in effect in 2011. If a reinsured policy has this rider, the policy is still covered under this Agreement, and there is no additional premium paid to the Reinsurer specifically for the Estate Tax Rider.

Guaranteed COI Benefit Rider: This rider provides guaranteed cost of insurance rates for the first 10 policy years. On each policy anniversary, we declare a cost of insurance rate for a single policy year. This policy year is the policy year 9 years from the then current policy anniversary. Thus the rider provides that on any policy anniversary, cost of insurance rates over the next 10 years will not exceed those provided by the rider. This rider is currently available in only a few states and on variable life policy forms where the face amount is at least thirty million dollars.

Last Survivor Exchange Option Rider (24): This rider allows the last survivor policy to be exchanged for two individual policies on the life of each of the Insureds, subject to the conditions stated in this rider. For example, this rider can be used in case of divorce.

Estate Tax Repeal Benefit Rider: This rider will pay the account value less indebtedness if the Federal Estate Tax Law is fully repealed by December 31, 2010 and we receive a request for this benefit amount from the insured.

Mortality and Expense Risk Rider: This rider guarantees that the mortality and expense risk rate will be zero for years greater than and equal to 21.

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
                                   SCHEDULE B
                              BASIS OF REINSURANCE

-->REINSURANCE POOL SHARE:

The Reinsurer shall automatically [Redacted] Reinsured Net Amount at Risk on a policy, as defined below.

TYPE OF REINSURANCE:
Excess of Retention Yearly Renewable Term

LEAD REINSURER:

AUTOMATIC REINSURANCE
The Ceding Company will retain its available retention on each risk as referenced in Exhibits II and III. The Reinsurance Pool Share of the remainder will be ceded to the Reinsurer for reinsurance.

FACULTATIVE REINSURANCE
The Reinsurer will accept X% (as determined at issue) of the risk.

NET AMOUNT AT RISK DEFINITION:
[Redacted]

MINIMUM INITIAL FACULTATIVE REINSURANCE SUBMISSION:
[Redacted]

FACULTATIVE OBLIGATORY:
The Reinsurer shall provide the following Facultative Obligatory capacity:

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

                                   EXHIBIT I
                        REINSURANCE PREMIUM CALCULATION

1.  Reinsurance Premium

ANNUAL YRT REINSURANCE PREMIUM

[Redacted]

2.  PREMIUM TAX

Premium tax will not be reimbursed.

3.  RIDERS

Term riders and other riders providing additional or increasing coverage will use the same methods and YRT rates as the base plan. For single life additional coverage riders the Reinsurance Premium calculation will be as described in paragraphs one and three of Reinsurance Premium above.

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
                                   EXHIBIT II
                      RETENTION, BINDING, AND ISSUE LIMITS
                            FOR LAST SURVIVOR TREATY
                               TOTAL POOL LIMITS
                                   [Redacted]

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

                                  EXHIBIT III
                               TOTAL POOL LIMITS
                                   [Redacted]

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
                                   EXHIBIT IV
                                 BENNY PROGRAM

With this program, two single life term policies may be issued in anticipation of conversion to a last survivor policy. Each term policy will be issued for half the face amount of the anticipated last survivor policy. Conversion to a last survivor policy will not be allowed beyond two years after the latter term policy date.

When term policies under this "Benny Program" that are issued after January 1, 2002 and during the time when this Last Survivor Excess YRT Pool is open to new business are converted to a last survivor policy, that policy will be reinsured as a new policy under the Last Survivor Excess YRT Pool effective January 1, 2002. The policy date of the last survivor policy will be the conversion date. The contestable and suicide period will be measured from the issue date of the term policies.

Both lives will be underwritten for the full amount of the last survivor policy at the time of issue of the term policies. No uninsurable lives will be accepted. There will be no Facultative Reinsurance. The reinsurance rates on the last survivor policy will be the currently effective rates for the Last Survivor Excess YRT Pool and will be attained age, beginning with the first duration, based on the ages at issue of the last survivor policy.

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

                                   EXHIBIT V
                   DIRECTOR'S CHARITABLE AWARD PROGRAM (DCAP)
                                   [Redacted]

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
                                   EXHIBIT V
                   DIRECTOR'S CHARITABLE AWARD PROGRAM (DCAP)
                                   [Redacted]

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

                                   EXHIBIT VI

Annual per 1000 Yearly Renewable Term reinsurance rates are attached. These rates are used for Automatic, Facultative Obligatory, and Facultative policies

                    PRODUCTS USING MULTI-CLASS RATE TABLES:
                          Last Survivor Variable Life
                                   [Redacted]
                         Last Survivor Variable Life II
                                   [Redacted]

                     PRODUCTS USING UNI-CLASS RATE TABLES:
                          Last Survivor Universal Life
                                   [Redacted]
                               Last Survivor SPVL
                                   [Redacted]

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
                                  AMENDMENT 1
                           EFFECTIVE DECEMBER 1, 2005

                                     TO THE

     AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM REINSURANCE AGREEMENT
                           EFFECTIVE JANUARY 1, 2002

                                    BETWEEN

                  HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

                               ("CEDING COMPANY")

                                      AND

                          REVIOS REINSURANCE U.S. INC.
               (FORMERLY GERLING GLOBAL LIFE REINSURANCE COMPANY)

                                 ("REINSURER")

                                    RECITALS

WHEREAS, the Reinsurer currently reinsures the Ceding Company's plans or policies under the Agreement; and

WHEREAS, the Ceding Company and the Reinsurer wish to amend or modify Exhibit II and Exhibit III under the Agreement.

NOW, THEREFORE for good and valuable considerations, receipt of which is hereby acknowledged, the Ceding Company and the Reinsurer hereby agree as follows:

                                   AMENDMENT

The parties agree to remove Exhibit II and Exhibit III, in their entirety and replace them with the attached Exhibit II and Exhibit III, effective December 1, 2005.

Except as herein amended, all other terms and conditions of this Agreement shall remain unchanged.

Last Survivor 01/01/2002 -- Amendment 1
Between HLAIC and Revios

In witness of the foregoing, the Ceding Company and the Reinsurer have, by their respective officers, hereby executed this Amendment in duplicate on the dates indicated below, with an effective date of December 1, 2005.

REVIOS REINSURANCE U.S. INC.
(FORMERLY GERLING GLOBAL LIFE REINSURANCE COMPANY)

By:     /s/ Kathryn Hyland              Attest: /s/ Leonard Arokium
        ------------------------------          ------------------------------
Name:   Kathryn Hyland                  Name:   Leonard Arokium
Title:  Senior Vice President,          Title:  Vice President Client Services
        Corporate Markets                       & Technology
Date:   14 FEBRUARY 06                  Date:   FEBRUARY 27, 2006

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By:     /s/ Thomas P. Kalmbach          Attest: /s/ Patricia L. Harris
        ------------------------------          ------------------------------
Name:   Thomas P. Kalmbach              Name:   Patricia L. Harris
Title:  Assistant Vice President,       Title:  Assistant Vice President,
        Individual Life Product                 Individual Life Product
        Development                             Development
Date:   10/28/2005                      Date:   10/28/05

Last Survivor 01/01/2002 -- Amendment 1
Between HLAIC and Revios

                                   EXHIBIT II
                      RETENTION, BINDING, AND ISSUE LIMITS
                            FOR LAST SURVIVOR TREATY
                               TOTAL POOL LIMITS
                           EFFECTIVE DECEMBER 1, 2005
                                   [Redacted]

Last Survivor 01/01/2002 -- Amendment 1
Between HLAIC and Revios

                                  EXHIBIT III
                           EFFECTIVE DECEMBER 1, 2005
                                   [Redacted]

Last Survivor 01/01/2002 -- Amendment 1
Between HLAIC and Revios

                                  AMENDMENT 2
                           EFFECTIVE JANUARY 1, 2006

                                     TO THE

     AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM REINSURANCE AGREEMENT
                           EFFECTIVE JANUARY 1, 2002
                                 ("AGREEMENT")

                                    BETWEEN

                  HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

                               ("CEDING COMPANY")

                                      AND

                          REVIOS REINSURANCE U.S. INC.
               (FORMERLY GERLING GLOBAL LIFE REINSURANCE COMPANY)

                                 ("REINSURER")

WHEREAS, the Reinsurer currently reinsures the Ceding Company's plans or policies under the Agreement; and

WHEREAS, the Ceding Company and the Reinsurer wish to amend the Agreement to reflect the change in reinsurance rates for policies issued on or after January 1, 2006.

NOW, THEREFORE for good and valuable considerations, receipt of which is hereby acknowledged, the Ceding Company and the Reinsurer hereby agree to amend the Agreement as follows:

I.   Exhibit I is deleted in its entirety and replaced with the attached revised
     Exhibit I.

II.  The attached Exhibit VII is added to and made a part of the Agreement.

Except as herein amended, all other terms and conditions of the Reinsurance Agreement shall remain in full force and effect and unchanged.

Last Survivor Excess Treaty -- Effective 01/01/2002
Between HLAIC and Revios (formerly known as Gerling Global)
Amendment #2 -- Effective 01/01/2006

In witness of the foregoing, the Ceding Company and the Reinsurer have, by their respective officers, executed this Amendment in duplicate on the dates indicated below, with an effective date of January 1, 2006.

REVIOS REINSURANCE U.S. INC.
(FORMERLY GERLING GLOBAL LIFE REINSURANCE COMPANY)

By:      /s/ Robert W. Foster            Attest:
         ------------------------------           ------------------------------
Name:    Robert W. Foster Jr             Name:
Title:   Vice President, Actuarial       Title:
         Services
Date:    4/23/08                         Date:

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By:      /s/ Thomas P. Kalmbach          Attest:  /s/ Mike Roscoe
         ------------------------------           ------------------------------
Name:    Thomas P. Kalmbach              Name:    Mike Roscoe
Title:   Vice President, Individual      Title:   Senior Vice President,
         Life Product                             Individual Life Product
Date:    1/8/2008                        Date:    1/8/2008

Last Survivor Excess Treaty -- Effective 01/01/2002
Between HLAIC and Revios (formerly known as Gerling Global)
Amendment #2 -- Effective 01/01/2006

                                   EXHIBIT I
                        REINSURANCE PREMIUM CALCULATION

1.  REINSURANCE PREMIUM

ANNUAL YRT REINSURANCE PREMIUM

[Redacted]

Last Survivor Excess Treaty -- Effective 01/01/2002
Between HLAIC and Revios (formerly known as Gerling Global)
Amendment #2 -- Effective 01/01/2006

                                   EXHIBIT I
                        REINSURANCE PREMIUM CALCULATION

2.  PREMIUM TAX

Premium tax will not be reimbursed.

3.  RIDERS

Term riders and other riders providing additional or increasing coverage will use the same methods and YRT rates as the base plan.

Last Survivor Excess Treaty -- Effective 01/01/2002
Between HLAIC and Revios (formerly known as Gerling Global)
Amendment #2 -- Effective 01/01/2006

                                  EXHIBIT VII

     Annual per 1000 Yearly Renewable Term reinsurance rates are attached.
       The rate table to be used depends on the issue date of the policy. These rates are used for Automatic, Facultative Obligatory, and Facultative policies

                    PRODUCTS USING MULTI-CLASS RATE TABLES:
                     Last Survivor Variable Life [Redacted]
                   Last Survivor Variable Life II [Redacted]

                     PRODUCTS USING UNI-CLASS RATE TABLES:
                    Last Survivor Universal Life [Redacted]
                         Last Survivor SPVL [Redacted]

Last Survivor Excess Treaty -- Effective 01/01/2002
Between HLAIC and Revios (formerly known as Gerling Global)
Amendment #2 -- Effective 01/01/2006

                                  AMENDMENT 3
                            EFFECTIVE JUNE 23, 2006

                                     TO THE

     AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM REINSURANCE AGREEMENT
                           EFFECTIVE JANUARY 1, 2002
                                 ("AGREEMENT")

                                    BETWEEN

                  HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

                               ("CEDING COMPANY")

                                      AND

                          REVIOS REINSURANCE U.S. INC.
               (FORMERLY GERLING GLOBAL LIFE REINSURANCE COMPANY)

                                 ("REINSURER")

                                    RECITALS

WHEREAS, the Reinsurer currently reinsures the Ceding Company's plans or policies under the Agreement; and

WHEREAS, the Ceding Company and the Reinsurer wish to amend or modify the Agreement to reflect the addition of the Hartford Variable Universal Life Last Survivor product for policies issued on or after June 23, 2006.

NOW, THEREFORE for good and valuable considerations, receipt of which is hereby acknowledged, the Ceding Company and the Reinsurer hereby agree as follows:

                                   AMENDMENT

I. Schedule A shall be amended to reflect the addition of the Hartford Variable Universal Life Last Survivor product for policies issued on or after June 23, 2006. (Amended June 23, 2006).

II. Effective June 23, 2006, Exhibit VI shall be amended to add the Hartford Variable Universal Life Last Survivor product. This new product is shown in the attached Exhibit VI (Amended June 23, 2006).

Except as herein amended, all other terms and conditions of the Agreement shall remain in full force and effect and unchanged.

Last Survivor Excess Treaty -- Effective 01/01/2002
Between HLAIC and Revios
Amendment #3 -- Effective 06/23/2006

In witness of the foregoing, the Ceding Company and the Reinsurer have, by their respective officers, hereby executed this Amendment in duplicate on the dates indicated below, with an effective date of June 23, 2006.

REVIOS REINSURANCE U.S. INC.

By:      /s/ Andre Piche                 Attest:  /s/ Kathryn Hyland
         ------------------------------           ------------------------------
Name:    Andre Piche                     Name:    Kathryn Hyland
Title:   Vice President Actuarial        Title:   Senior Vice President,
         Services                                 Corporate Markets
Date:    Dec 21, 2006                    Date:    15 Jan 07

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By:      /s/ Thomas P. Kalmbach          Attest:  /s/ Mike Roscoe
         ------------------------------           ------------------------------
Name:    Thomas P. Kalmbach              Name:    Mike Roscoe
Title:   Vice President, Individual      Title:   Senior Vice President,
         Life Product                             Individual Life Product
Date:    11/20/2007                      Date:    11/26/2007

Last Survivor Excess Treaty -- Effective 01/01/2002
Between HLAIC and Revios
Amendment #3 -- Effective 06/23/2006

                                   SCHEDULE A
                       PLANS COVERED UNDER THIS AGREEMENT
                               AMENDED 06/23/2006

TYPE OF BUSINESS    Fully underwritten Last Survivor Plans
                    Single Life Term under the "Benny" Program described in
                    Exhibit IV

PLANS OF INSURANCE                                  GENERAL FORM NO'S.
--------------------------------------------------------------------------------
Last Survivor Universal Life              HL-14393, HL-A14407, ILA-1011
Last Survivor Variable Life               HL-14623, ILA-1020
Last Survivor Variable Life II            LA-1151(98), HL-15441(98)(NY)
Last Survivor SPVL                        HL-LSPVL97, ILA-LSPVL97
Hartford Variable Universal Life Last     LA-1287(06), HL-19217(06)(NY)
Survivor

RIDERS
--------------------------------------------------------------------------------
Four Year Term Rider                      HL-12933, HL-A12989, ILA-1080
Estate Protection Rider                   HL-14627, ILA-1023
Twenty-four Month Exchange Rider          HL-12963, ILA-1013
Single Life YRT Life Insurance Rider      HL-14626, ILA-1021, LA-1150(98)
Guaranteed COI Benefit Rider              LA-1174(00)
Last Survivor Term Rider                  HL-14394
Estate Tax Repeal Rider                   LA-1194(02), HL-15842(02),
                                          HL-15843(02)
Last Survivor Exchange Option Rider (24)  LA-10022, LA-1013, HL-14395, HL-14624
Estate Tax Repeal Benefit Rider           LA-1168(00), LA-1166(00), HL-11503(00)
Mortality and Expense Risk Rates Rider    LA-1198(02), HL-1584(02)

DESCRIPTIONS

RIDERS WHERE ADDITIONAL PREMIUM IS DUE TO THE REINSURER:

Four Year Term Rider: This rider will pay the term insurance benefit upon receipt of due proof of the Last Surviving Insured's death while the policy and this rider are in force.

Estate Protection Rider: This rider will pay the term insurance benefit upon receipt of due proof of the Last Surviving Insured's death while the policy and this rider are in force.

Single Life YRT Life Insurance Rider: This rider will provide additional term insurance coverage on the life of the named Insured.

Last Survivor Term Rider: This rider provides supplemental last survivor term insurance coverage on the base insureds.

Last Survivor Excess Treaty -- Effective 01/01/2002
Between HLAIC and Revios
Amendment #3 -- Effective 06/23/2006

                                   SCHEDULE A
                       PLANS COVERED UNDER THIS AGREEMENT
                               AMENDED 06/23/2006

RIDERS THAT ALTER THE POLICY AND IN WHICH NO ADDITIONAL PREMIUM IS PAID TO THE REINSURER. IF A POLICY HAS THIS RIDER IT IS STILL COVERED UNDER THE AGREEMENT:

Twenty-four Month Exchange Rider: This rider allows the last survivor policy to be exchanged for two individual policies on the life of each of the Insureds, subject to the conditions stated in this rider. For example, this rider can be used in case of divorce.

Estate Tax Repeal Rider: The purpose of this rider is to allow a policy to surrender without surrender charges if the Federal Estate Tax is not in effect in 2011. If a reinsured policy has this rider, the policy is still covered under this Agreement, and there is no additional premium paid to the Reinsurer specifically for the Estate Tax Rider.

Guaranteed COI Benefit Rider: This rider provides guaranteed cost of insurance rates for the first 10 policy years. On each policy anniversary, we declare a cost of insurance rate for a single policy year. This policy year is the policy year 9 years from the then current policy anniversary. Thus the rider provides that on any policy anniversary, cost of insurance rates over the next 10 years will not exceed those provided by the rider. This rider is currently available in only a few states and on variable life policy forms where the face amount is at least thirty million dollars.

Last Survivor Exchange Option Rider (24): This rider allows the last survivor policy to be exchanged for two individual policies on the life of each of the Insureds, subject to the conditions stated in this rider. For example, this rider can be used in case of divorce.

Estate Tax Repeal Benefit Rider: This rider will pay the account value less indebtedness if the Federal Estate Tax Law is fully repealed by December 31, 2010 and we receive a request for this benefit amount from the insured.

Mortality and Expense Risk Rider: This rider guarantees that the mortality and expense risk rate will be zero for years greater than and equal to 21.

Last Survivor Excess Treaty -- Effective 01/01/2002
Between HLAIC and Revios
Amendment #3 -- Effective 06/23/2006

                        EXHIBIT VI
SOA75-80 tables AL5

                           B WITH MANULIFE EXTENSIONS
                               AMENDED 06/23/2006

     Annual per 1000 Yearly Renewable Term reinsurance rates are attached.
       The rate table to be used depends on the issue date of the policy. These rates are used for Automatic, Facultative Obligatory, and Facultative policies.

                    PRODUCTS USING MULTI-CLASS RATE TABLES:
                          Last Survivor Variable Life
                                   [Redacted]
                         Last Survivor Variable Life II
                                   [Redacted]
                 Hartford Variable Universal Life Last Survivor
                                   [Redacted]

                     PRODUCTS USING UNI-CLASS RATE TABLES:
                          Last Survivor Universal Life
                                   [Redacted]
                               Last Survivor SPVL
                                   [Redacted]

Last Survivor Excess Treaty -- Effective 01/01/2002
Between HLAIC and Revios
Amendment #3 -- Effective 06/23/2006

                                  AMENDMENT 4
                             Effective June 1, 2007

                                     to the

     Automatic and Facultative Yearly Renewable Term Reinsurance Agreement
                           Effective January 1, 2002

                                    Between

         HARTFORD LIFE AND ANNUITY INSURANCE COMPANY ("CEDING COMPANY")

                                      And

                   REVIOS REINSURANCE U.S. INC. ("REINSURER")

                                 ("Agreement")

WHEREAS, the Reinsurer currently reinsures the Ceding Company's plans or policies under the Agreement; and

WHEREAS, the Ceding Company and the Reinsurer wish to amend the Agreement to reflect the availability of an increased retention limit on cases that would otherwise qualify for Automatic Reinsurance.

NOW, THEREFORE for good and valuable consideration, receipt of which is hereby acknowledged, the Ceding Company and the Reinsurer hereby agree to amend the Agreement as follows:

I. Schedule B is deleted in its entirety and replaced with the attached revised Schedule B.

II. Exhibit II is deleted in its entirety and replaced with the attached revised Exhibit II.

III. Exhibit III is deleted in its entirety and replaced with the attached revised Exhibit III.

Except as herein amended, all other terms and conditions of the Agreement shall remain in full force and effect and unchanged.

Last Survivor Treaty -- Effective 01/01/2002
Between HLAIC and Revios Re
Amendment #4 -- Effective 06/01/2007

In witness of the foregoing, the Ceding Company and the Reinsurer have, by their respective officers, executed this Amendment in duplicate on the dates indicated below, with an effective date of June 1, 2007.

REVIOS REINSURANCE U.S. INC.

By:     /s/ [ILLEGIBLE]                 Attest: /s/ [ILLEGIBLE]
        ------------------------------          ------------------------------
Name:   [ILLEGIBLE]                     Name:   [ILLEGIBLE]
Title:  Vice President Actuarial        Title:  Senior Vice President
        Services                                Corporate Markets
Date:   June 28, 2007                   Date:   04 July 07

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By:     /s/ Thomas P. Kalmbach          Attest: /s/ Mike Roscoe
        ------------------------------          ------------------------------
Name:   Thomas P. Kalmbach              Name:   Mike Roscoe
Title:  Vice President, Individual      Title:  Senior Vice President,
        Life Product                            Individual Life Product
Date:   10/22/2007                      Date:   10/22/2007

Last Survivor Treaty -- Effective 01/01/2002
Between HLAIC and Revios Re
Amendment #4 -- Effective 06/01/2007

                                   SCHEDULE B
                              BASIS OF REINSURANCE
                             Effective June 1, 2007

REINSURANCE POOL SHARE:
The Reinsurer shall automatically [Redacted] Reinsured Net Amount at Risk on a policy, as defined below.

TYPE OF REINSURANCE:
Excess of Retention Yearly Renewable Term

LEAD REINSURER:
[Redacted]

AUTOMATIC REINSURANCE
The Ceding Company will retain each risk up to its available retention limits as specified by Retention Limit I in Exhibit II. However, the Ceding Company may elect, at its sole discretion, to retain up to its available retention limits as specified by Retention Limit II in Exhibit II provided the case would otherwise meet the requirements for Automatic Reinsurance. Documentation of such cases will be retained in the underwriting records of the Ceding Company. The Reinsurance Pool Share of amounts in excess of the Ceding Company's retention will be ceded to the Reinsurer for reinsurance in accordance with this Agreement.

FACULTATIVE REINSURANCE
The Reinsurer will accept X% (as determined at issue) of the risk.

NET AMOUNT AT RISK DEFINITION:
[Redacted]

MINIMUM FACULTATIVE REINSURANCE CESSION:
[Redacted]

FACULTATIVE OBLIGATORY:
The Reinsurer shall provide the following Facultative Obligatory capacity:

Last Survivor Treaty -- Effective 01/01/2002
Between HLAIC and Revios Re
Amendment #4 -- Effective 06/01/2007

                                   EXHIBIT II
         RETENTION, BINDING, AND ISSUE LIMITS FOR LAST SURVIVOR TREATY
                               TOTAL POOL LIMITS
                             EFFECTIVE JUNE 1, 2007

Retention Limit I ("RL I")           Retention Limit II ("RL II")
[Redacted]                           [Redacted]

Automatic Binding Limit (excludes    Automatic Binding Limit (excludes
retention)                           retention)
[Redacted]                           [Redacted]

Automatic Issue Limit with RL I      Automatic Issue Limit with RL II
[Redacted]                           [Redacted]

Automatic Processing Limit with RL   Automatic Processing Limit with RL
I                                    II
[Redacted]                           [Redacted]

Facultative Obligatory Auto Binding  Facultative Obligatory Auto Binding
Limit [ILLEGIBLE]                    Limit [ILLEGIBLE]
[Redacted]                           [Redacted]

Facultative Obligatory Auto Issue    Facultative Obligatory Auto Issue
Limit with RL I [ILLEGIBLE]          Limit with RL II [ILLEGIBLE]
[Redacted]                           [Redacted]

Jumbo Limit                          Jumbo Limit
[Redacted]                           [Redacted]

Last Survivor Treaty -- Effective 01/01/2002
Between HLAIC and Revios Re
Amendment #4 -- Effective 06/01/2007

                                   EXHIBIT II
         RETENTION, BINDING, AND ISSUE LIMITS FOR LAST SURVIVOR TREATY
                               Total Pool Limits
                             Effective June 1, 2007

                                   [Redacted]

Last Survivor Treaty -- Effective 01/01/2002
Between HLAIC and Revios Re
Amendment #4 -- Effective 06/01/2007

                                  EXHIBIT III
                               RETENTION LIMIT I
                             Effective June 1, 2007

                                   [Redacted]

Last Survivor Treaty -- Effective 01/01/2002
Between HLAIC and Revios Re
Amendment #4 -- Effective 06/01/2007

                                  EXHIBIT III
                               RETENTION LIMIT II
                             Effective June 1, 2007

                                   [Redacted]

Last Survivor Treaty -- Effective 01/01/2002
Between HLAIC and Revios Re
Amendment #4 -- Effective 06/01/2007

                                  AMENDMENT 5
                          EFFECTIVE FEBRUARY 11, 2008

                                     TO THE

     AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM REINSURANCE AGREEMENT
                           EFFECTIVE JANUARY 1, 2002

                                    BETWEEN

         HARTFORD LIFE AND ANNUITY INSURANCE COMPANY ("CEDING COMPANY")

                                      AND

                 SCOR GLOBAL LIFE RE INSURANCE COMPANY OF TEXAS
             (FORMERLY REVIOS REINSURANCE U.S. INC.) ("REINSURER")

                                 ("AGREEMENT")

WHEREAS, the Reinsurer currently reinsures the Ceding Company's plans or policies under the Agreement; and

WHEREAS, the Ceding Company and the Reinsurer wish to amend the Agreement to revise the maximum issue age to 85; and

WHEREAS, the Ceding Company and the Reinsurer wish to amend the Agreement to increase the Automatic Binding, Automatic Issue and Automatic Processing Limits under the Retention Limit II in Exhibit II, originally described in Amendment 4.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Ceding Company and the Reinsurer hereby agree to amend the
 Agreement as follows:

       - Article II, Section A, Paragraph 4, is deleted in its entirety and replaced with the following:

               4. The minimum issue age will be 18 and the maximum issue age will be 85.

       - Article II, Section A, Paragraph 7, is deleted in its entirety and replaced with the following:

Last Survivor Excess Treaty -- Effective 1/01/2002
Between HLAIC and SCOR (Revios Re)
Amendment 5 -- Effective 2/11/2008

       - Exhibit II is deleted in its entirety and replaced with the attached revised Exhibit II.

       - Exhibit III is deleted in its entirety and replaced with the attached revised Exhibit III.

Except as herein amended, all other terms and conditions of the Agreement shall remain in full force and effect and unchanged.

Last Survivor Excess Treaty -- Effective 1/01/2002
Between HLAIC and SCOR (Revios Re)
Amendment 5 -- Effective 2/11/2008

In witness of the foregoing, the Ceding Company and the Reinsurer have, by their respective officers, executed this Amendment in duplicate on the dates indicated below, with an effective date of February 11, 2008.

SCOR GLOBAL LIFE RE INSURANCE COMPANY OF TEXAS

By:      /s/ Rob Foster                 Attest:  /s/ Jack Clabough
         -----------------------------           -----------------------------
Name:    Rob Foster                     Name:    Jack Clabough
Title:   Vice President                 Title:   Vice President
Date:    9/21/09                        Date:    9/16/09

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By:      /s/ Thomas P. Kalmbach         Attest:  /s/ Mike Roscoe
         -----------------------------           -----------------------------
Name:    Thomas P. Kalmbach             Name:    Mike Roscoe, FSA, MAAA
Title:   Vice President, Individual     Title:   Senior Vice President
         Life Product                            Individual Life Product
                                                 Management
Date:    9/30/2009                      Date:    9/30/2009

Last Survivor Excess Treaty -- Effective 1/01/2002
Between HLAIC and SCOR (Revios Re)
Amendment 5 -- Effective 2/11/2008

                                   EXHIBIT II
         RETENTION, BINDING, AND ISSUE LIMITS FOR LAST SURVIVOR TREATY
                               TOTAL POOL LIMITS
                          EFFECTIVE FEBRUARY 11, 2008

RETENTION LIMIT I ("RL I")                                    RETENTION LIMIT II ("RL II")
AUTOMATIC BINDING LIMIT (EXCLUDES RETENTION)                  AUTOMATIC BINDING LIMIT (EXCLUDES RETENTION)
AUTOMATIC ISSUE LIMIT WITH RL I                               AUTOMATIC ISSUE LIMIT WITH RL II
[ILLEGIBLE]                                                   [ILLEGIBLE]
AUTOMATIC PROCESSING LIMIT WITH RL I                          AUTOMATIC PROCESSING LIMIT WITH RL II
[ILLEGIBLE]                                                   [ILLEGIBLE]
FACULTATIVE OBLIGATORY AUTO BINDING LIMIT                     FACULTATIVE OBLIGATORY AUTO BINDING LIMIT
(EXCLUDES RETENTION)                                          (EXCLUDES RETENTION)
Issue Age    Standard -- Table F    Table G -- Table P        Standard -- Table F    Table G -- Table P
FACULTATIVE OBLIGATORY AUTO ISSUE LIMIT WITH RL I             FACULTATIVE OBLIGATORY AUTO ISSUE LIMIT WITH RL II
[ILLEGIBLE]                                                   [ILLEGIBLE]
JUMBO LIMIT                                                   JUMBO LIMIT
Issue Age    Standard -- Table F    Table G -- Table P        Standard -- Table F    Table G -- Table P

Last Survivor Excess Treaty -- Effective 1/01/2002
Between HLAIC and SCOR (Revios Re)
Amendment 5 -- Effective 2/11/2008

                                   EXHIBIT II
         RETENTION, BINDING, AND ISSUE LIMITS FOR LAST SURVIVOR TREATY
                               TOTAL POOL LIMITS
                          EFFECTIVE FEBRUARY 11, 2008
                                   [Redacted]

Last Survivor Excess Treaty -- Effective 1/01/2002
Between HLAIC and SCOR (Revios Re)
Amendment 5 -- Effective 2/11/2008

                                  EXHIBIT III
                          EFFECTIVE FEBRUARY 11, 2008

                  LAST SURVIVOR LIMITS AND RETENTION WORKSHEET
       (NOTE: If one life is uninsurable, treat the risk as a Single Life risk for the purpose of limits.)
                                   [Redacted]

Last Survivor Excess Treaty -- Effective 1/01/2002
Between HLAIC and SCOR (Revios Re)
Amendment 5 -- Effective 2/11/2008

                                  AMENDMENT 6
                              EFFECTIVE MAY 1,2008

                                     TO THE

     AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM REINSURANCE AGREEMENT
                           EFFECTIVE JANUARY 1, 2002
                                 ("AGREEMENT")

                                    BETWEEN

         HARTFORD LIFE AND ANNUITY INSURANCE COMPANY ("CEDING COMPANY")

                                      AND

          SCOR GLOBAL LIFE RE INSURANCE COMPANY OF TEXAS ("REINSURER")
                    (FORMERLY REVIOS REINSURANCE U.S. INC.)

WHEREAS, the Reinsurer currently reinsures the Ceding Company's plans or policies under the Agreement; and

WHEREAS, the Ceding Company and the Reinsurer wish to amend the Agreement to reflect the addition of the Hartford Leaders VUL Joint Legacy product, for policies issued on or after the effective date of this Amendment.

NOW, THEREFORE for good and valuable consideration, receipt of which is hereby acknowledged, the Ceding Company and the Reinsurer hereby agree to amend the Agreement as follows:

I. Schedule A is deleted in its entirety and replaced with the attached revised Schedule A; and

II. The first page of Exhibit VI is deleted in its entirety and replaced with the attached revised first page of Exhibit VI.

Except as herein amended, all other terms and conditions of the Agreement shall remain in full force and effect and unchanged.

LS Excess Treaty -- Effective 1/01/2002
Between HLAIC and SCOR
Amendment #6 -- Effective 5/01/2008

In witness of the foregoing, the Ceding Company and the Reinsurer have, by their respective officers, executed this Amendment in duplicate on the dates indicated below, with an effective date of May 1, 2008.

SCOR GLOBAL LIFE RE INSURANCE COMPANY OF TEXAS

By:      /s/ Robert W Foster             Attest:  /s/ [ILLEGIBLE]
         ------------------------------           ------------------------------
Name:    Robert W Foster Jr              Name:    [ILLEGIBLE]
Title:   Vice President, Actuarial       Title:   President
         Services
Date:    Sept 25, 2008                   Date:    9-26-2008

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By:      /s/ Thomas P. Kalmbach          Attest:  /s/ Mike Roscoe
         ------------------------------           ------------------------------
Name:    Thomas P. Kalmbach              Name:    Mike Roscoe, FSA, MAAA
Title:   Vice President, [ILLEGIBLE]     Title:   Senior Vice President
         Product                                  Individual Life Product
                                                  Management
Date:    2/17/2009                       Date:

LS Excess Treaty -- Effective 1/01/2002
Between HLAIC and SCOR
Amendment #6 -- Effective 5/01/2008

                                   SCHEDULE A
                       PLANS COVERED UNDER THIS AGREEMENT
                              EFFECTIVE MAY 1,2008

TYPE OF BUSINESS   Fully underwritten Last Survivor Plans Single Life Term
                   under the "Benny" Program described in Exhibit IV

PLANS OF INSURANCE                        GENERAL FORM NO'S.
--------------------------------------------------------------------------------------------
Last Survivor Universal Life              HL-14393, HL-A14407,ILA-1011
Last Survivor Variable Life               HL-14623, ILA-1020
Last Survivor Variable Life II            LA-1151(98), HL-15441(98)(NY)
Last Survivor SPVL                        HL-LSPVL97, ILA-LSPVL97
Hartford Variable Universal Life Last     LA-1287(06), HL-19217(06)(NY)
Survivor
Hartford Leaders VUL Joint Legacy         LA-1287(06), HL-19217(06)(NY)

RIDERS
--------------------------------------------------------------------------------------------
Four Year Term Rider                      HL-12933, HL-A12989, ILA-1080
Estate Protection Rider                   HL-14627, ILA-1023
Twenty-four Month Exchange Rider          HL-12963, ILA-1013
Single Life YRT Life Insurance Rider      HL-14626, ILA-1021, LA-1150(98)
Guaranteed COI Benefit Rider              LA-1174(00)
Last Survivor Term Rider                  HL-14394
Estate Tax Repeal Rider                   LA-1194(02), HL-15842(02), HL-15843(02)
Last Survivor Exchange Option Rider (24)  LA-10022, LA-1013, HL-14395, HL-14624
Estate Tax Repeal Benefit Rider           LA-1168(00), LA-1166(00), HL-11503(00)
Mortality and Expense Risk Rates Rider    LA-1198(02), HL-1584(02)

DESCRIPTIONS

RIDERS WHERE ADDITIONAL PREMIUM IS DUE TO THE REINSURER:

Four Year Term Rider: This rider will pay the term insurance benefit upon receipt of due proof of the Last Surviving Insured's death while the policy and this rider are in force.

Estate Protection Rider: This rider will pay the term insurance benefit upon receipt of due proof of the Last Surviving Insured's death while the policy and this rider are in force.

Single Life YRT Life Insurance Rider: This rider will provide additional term insurance coverage on the life of the named Insured.

Last Survivor Term Rider: This rider provides supplemental last survivor term insurance coverage on the base insureds.

LS Excess Treaty -- Effective 1/01/2002
Between HLAIC and SCOR
Amendment #6 -- Effective 5/01/2008

                                   SCHEDULE A
                       PLANS COVERED UNDER THIS AGREEMENT
                             EFFECTIVE MAY 1, 2008

RIDERS THAT ALTER THE POLICY AND IN WHICH NO ADDITIONAL PREMIUM IS PAID TO THE REINSURER. IF A POLICY HAS THIS RIDER IT IS STILL COVERED UNDER THE AGREEMENT:

Twenty-four Month Exchange Rider: This rider allows the last survivor policy to be exchanged for two individual policies on the life of each of the Insureds, subject to the conditions stated in this rider. For example, this rider can be used in case of divorce.

Estate Tax Repeal Rider: The purpose of this rider is to allow a policy to surrender without surrender charges if the Federal Estate Tax is not in effect in 2011. If a reinsured policy has this rider, the policy is still covered under this Agreement, and there is no additional premium paid to the Reinsurer specifically for the Estate Tax Rider.

Guaranteed COI Benefit Rider: This rider provides guaranteed cost of insurance rates for the first 10 policy years. On each policy anniversary, we declare a cost of insurance rate for a single policy year. This policy year is the policy year 9 years from the then current policy anniversary. Thus the rider provides that on any policy anniversary, cost of insurance rates over the next 10 years will not exceed those provided by the rider. This rider is currently available in only a few states and on variable life policy forms where the face amount is at least thirty million dollars.

Last Survivor Exchange Option Rider (24): This rider allows the last survivor policy to be exchanged for two individual policies on the life of each of the Insureds, subject to the conditions stated in this rider. For example, this rider can be used in case of divorce.

Estate Tax Repeal Benefit Rider: This rider will pay the account value less indebtedness if the Federal Estate Tax Law is fully repealed by December 31, 2010 and we receive a request for this benefit amount from the insured.

Mortality and Expense Risk Rider: This rider guarantees that the mortality and expense risk rate will be zero for years greater than and equal to 21.

LS Excess Treaty -- Effective 1/01/2002
Between HLAIC and SCOR
Amendment #6 -- Effective 5/01/2008

                                   EXHIBIT VI
                             EFFECTIVE MAY 1, 2008

     Annual per 1000 Yearly Renewable Term reinsurance rates are attached.
       The rate table to be used depends on the issue date of the policy. These rates are used for Automatic, Facultative Obligatory, and Facultative policies.

                    PRODUCTS USING MULTI-CLASS RATE TABLES:

                          Last Survivor Variable Life
                                   [Redacted]
                         Last Survivor Variable Life II
                                   [Redacted]
                 Hartford Variable Universal Life Last Survivor
                                   [Redacted]
                       Hartford Leaders VUL Joint Legacy
                                   [Redacted]

                     PRODUCTS USING UNI-CLASS RATE TABLES:

                          Last Survivor Universal Life
                                   [Redacted]
                               Last Survivor SPVL
                                   [Redacted]

LS Excess Treaty -- Effective 1/01/2002
Between HLAIC and SCOR
Amendment #6 -- Effective 5/01/2008

                                  AMENDMENT 7
                           EFFECTIVE OCTOBER 1, 2008

                                     TO THE

     AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM REINSURANCE AGREEMENT
                           EFFECTIVE JANUARY 1, 2002

                                    BETWEEN

         HARTFORD LIFE AND ANNUITY INSURANCE COMPANY ("CEDING COMPANY")

                                      AND

                 SCOR GLOBAL LIFE RE INSURANCE COMPANY OF TEXAS
             (FORMERLY REVIOS REINSURANCE U.S. INC.) ("REINSURER")

                                 ("AGREEMENT")

WHEREAS, the Reinsurer currently reinsures the Ceding Company's plans or policies under the Agreement; and

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Ceding Company and the Reinsurer hereby agree to amend the Agreement by adding the following Paragraph 9 to Article II, Section A:

Except as herein amended, all other terms and conditions of the Agreement shall remain in full force and effect and unchanged.

Last Survivor Treaty -- Effective 01/01/2002
Between HLAIC and SCOR
Amendment #7 -- Effective 10/1/2008

In witness of the foregoing, the Ceding Company and the Reinsurer have, by their respective officers, executed this Amendment in duplicate on the dates indicated below, with an effective date of October 1, 2008.

SCOR GLOBAL LIFE RE INSURANCE COMPANY OF TEXAS

By:      /s/ Robert W. Foster            Attest:  /s/ [ILLEGIBLE]
         ------------------------------           ------------------------------
Name:    Robert W. Foster Jr             Name:    [ILLEGIBLE]
Title:   Vice President                  Title:   Vice President
Date:    4-29-09                         Date:    4-30-09

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By:      /s/ Thomas P. Kalmbach          Attest   /s/ Michael J. Roscoe
         ------------------------------           ------------------------------
Name:    Thomas P. Kalmbach              Name:    Michael J. Roscoe
Title:   Vice President, Individual      Title:   Senior Vice President &
         Life Product                             Actuary
Date:    7/31/2009                       Date:    7/31/2009

Last Survivor Treaty -- Effective 01/01/2002
Between HLAIC and SCOR
Amendment #7 -- Effective 10/1/2008

                                  AMENDMENT 8
                            EFFECTIVE MARCH 1, 2009

                                     TO THE

     AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM REINSURANCE AGREEMENT
                           EFFECTIVE JANUARY 1, 2002
                                 ("AGREEMENT")

                                    BETWEEN

                  HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
                               ("CEDING COMPANY")

                                      AND

                 SCOR GLOBAL LIFE RE INSURANCE COMPANY OF TEXAS
                    (FORMERLY REVIOS REINSURANCE U.S. INC.)
                                 ("REINSURER")

WHEREAS, the Reinsurer currently reinsures the Ceding Company's plans or policies under the Agreement; and

WHEREAS, the Ceding Company and the Reinsurer wish to amend the Liability and Termination articles of the Agreement to clarify liability after termination of the Agreement for new business; and

WHEREAS, the Ceding Company and the Reinsurer wish to amend the Agreement to terminate it for new business.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Ceding Company and the Reinsurer hereby agree as follows:

I.  Article III, Liability, is amended to add the following Section H:

H. Following the termination of this Agreement for new business, as described in Article XIX, the Reinsurer shall continue to be liable for:

       1. All Automatic and Facultative Reinsurance in effect just before such termination of this Agreement;

       2. All Automatic Reinsurance that becomes effective after such termination of this Agreement, on face amount increases issued on, and reinstatements to, qualifying policies issued before such termination of this Agreement, even if, for any such policy, no coverage was reinsured under this Agreement before such termination; and

Last Survivor Excess Treaty -- Effective 1/01/2002
Between HLAIC and SCOR (Revios)
Amendment 8 -- Effective 03/1/2009

       3. All Facultative Reinsurance coverage that becomes effective after such termination of this Agreement, on risks facultatively submitted to the Reinsurer before such termination.

II. Article XIX, Termination, is deleted in its entirety and replaced with the following:

A. The Ceding Company and the Reinsurer may terminate this Agreement as it applies to the new business of each by giving (90) ninety days' written notice of termination. The day the notice is deposited in the mail addressed to the Home Office, or to an Officer of each party, will be the first day of the (90) ninety-day period. In addition, this Agreement may be terminated immediately for the acceptance of new reinsurance by either party if one of the parties becomes insolvent as described in Article XVI.

B. During the (90) ninety-day period, this Agreement will continue to be in force between the terminating parties.

C. Following termination of this Agreement for new business, the terminating parties shall remain liable in accordance with Article III of this Agreement.

III.  This Agreement will terminate for new business effective March 1, 2009,

Except as herein amended, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect.

Last Survivor Excess Treaty -- Effective 1/01/2002
Between HLAIC and SCOR (Revios)
Amendment 8 -- Effective 03/1/2009

In witness of the foregoing, the Ceding Company and the Reinsurer have, by their respective officers, executed this Amendment in duplicate on the dates indicated below, with an effective date of March 1, 2009.

SCOR GLOBAL LIFE RE INSURANCE COMPANY OF TEXAS

By:     /s/ Robert W. Foster            Attest: /s/ [ILLEGIBLE]
        ------------------------------          ------------------------------
Name:   Robert W. Foster Jr             Name:   [ILLEGIBLE]
Title:  Vice President                  Title:  Vice President
Date:   8-21-09                         Date:   9/16/09

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By:     /s/ Thomas P. Kalmbach          Attest: /s/ Michael Roscoe
        ------------------------------          ------------------------------
Name:   Thomas P. Kalmbach              Name:   Michael Roscoe
Title:  Vice President, Individual      Title:  Senior Vice President
        Life Product
Date:   9/24/2009                       Date:   9/24/09

Last Survivor Excess Treaty -- Effective 1/01/2002
Between HLAIC and SCOR (Revios)
Amendment 8 -- Effective 03/1/2009

                        AMENDED AND RESTATED AMENDMENT 9
                             EFFECTIVE JUNE 1, 2005

                                     TO THE

     AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM REINSURANCE AGREEMENT
                           EFFECTIVE JANUARY 1, 2002
                                 ("AGREEMENT")

                                    BETWEEN

         HARTFORD LIFE AND ANNUITY INSURANCE COMPANY ("CEDING COMPANY")

                                      AND

                 SCOR GLOBAL LIFE REINSURANCE COMPANY OF TEXAS
                    (FORMERLY REVIOS REINSURANCE U.S. INC.)
                                 ("REINSURER")

                                    RECITALS

WHEREAS, the Ceding Company and the Reinsurer entered into Amendment 9:

WHEREAS, the Ceding Company and the Reinsurer wish to revise the effective date to June 1, 2005.

NOW, THEREFORE for good and valuable consideration, receipt of which is hereby acknowledged, the Ceding Company and the Reinsurer hereby agree as follows:

       1. The above recitals are true and accurate and are incorporated herein.

       2. Article II, Section A, Paragraph 2 is deleted in its entirety and replaced with the following:

Last Survivor Excess Treaty -- Effective 01/01/2002
Between HLAIC and SCOR (Revios)
Amendment 9 -- Effective 06/01/2005 (Amended and Restated)

       3. Except as herein amended, all other terms and conditions of the Agreement shall remain unchanged.

In witness of the foregoing, the Ceding Company and the Reinsurer have, by their respective officers, hereby executed this Amendment in duplicate on the dates indicated below, with an effective date of June 1, 2005.

SCOR GLOBAL LIFE RE INSURANCE COMPANY OF TEXAS

By:      /s/ Rob Foster                  Attest:  /s/ Julia Cornely
         ------------------------------           ------------------------------
Name:    Rob Foster                      Name:    Julia Cornely
Title:   Vice President -- Pricing       Title:   Vice President -- Treaty
Date:    August 8, 2011                  Date:    August 9, 2011

HARTFORD LIFE AND ANNUITY LIFE INSURANCE COMPANY

By:      /s/ Paul Fischer                Attest:  /s/ Michael J. Roscoe
         ------------------------------           ------------------------------
Name:    Paul Fischer                    Name:    Michael J. Roscoe
Title:   Assistant Vice President &      Title:   Senior Vice President &
         Actuary                                  Actuary
Date:    8/11/2011                       Date:    8/11/2011

Last Survivor Excess Treaty -- Effective 01/01/2002
Between HLAIC and SCOR (Revios)
Amendment 9 -- Effective 06/01/2005 (Amended and Restated)

                                    2